UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2021

Date of Report (Date of Earliest Event Reported)

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600
Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 26, 2021, Andrew Nash retired from the position of Senior Vice President, Human Resources, of Vontier Corporation (the “Company”). Kathryn Rowen, Senior Vice President and General Counsel of the Company, has assumed Mr. Nash’s duties on an interim basis until the Company appoints a new human resources officer.

Mr. Nash has entered into a Separation Agreement and General Release with the Company (the “Separation Agreement”), which provides that Mr. Nash’s outstanding equity awards will vest in a manner consistent with a full retirement under the Company’s 2020 Stock Incentive Plan (the “Stock Plan”) and applicable grant agreements. Mr. Nash’s equity awards will otherwise continue to be governed solely by the Stock Plan and any applicable grant agreements in effect on March 26, 2021. The Separation Agreement provides for customary mutual releases by the Company and Mr. Nash.

The above description of the Separation Agreement is not complete and is qualified in its entirety by reference to the text of the agreement, which is filed with this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement and General Release, by and between Andrew Nash and Vontier Corporation

104	Cover Page Interactive Data File (embedded with Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: March 26, 2021	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President - Associate General Counsel and Corporate Secretary